UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2014

STRYKER CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-9165 (Commission File Number)	38-1239739 (IRS Employer Identification No.)

2825 Airview Boulevard, Kalamazoo, Michigan (Address of principal executive offices)		49002 (Zip Code)

Registrant's telephone number, including area code: 269.385.2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.         OTHER EVENTS.

Under the UK Takeover Code, the UK Takeover Panel may under certain circumstances require a company to make a public disclosure regarding its current intentions with respect to an offer for another company. On May 28, 2014, at the request of the UK Takeover Panel following recent speculation regarding a potential transaction involving the Company and Smith & Nephew plc (“Smith & Nephew”) and movement in the Smith & Nephew share price, the Company issued a press release confirming that it does not intend to make an offer for Smith & Nephew. As a result, under the UK Takeover Code, the Company is not permitted to announce an offer or possible offer for Smith & Nephew or make any statement that raises the possibility that such an offer might be made for six months except in the circumstances permitted by the UK Takeover Panel under the UK Takeover Code, including in the event of an announcement by a third party under Rule 2.7 of the UK Takeover Code of a firm intention to make an offer for Smith & Nephew. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1 Press release dated May 28 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION
(Registrant)

May 28, 2014	/s/ William R. Jellison
William R. Jellison
Vice President, Chief Financial Officer